UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(b) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) May 28, 1997 (January 3,1997)

                                   001-12910
                            (Commission File Number)

                               STORAGE USA, INC.
             (Exact name of registrant as specified in its charter)


                    Tennessee                                   62-1251239
         State or other jurisdiction of                      (I.R.S. Employer
          incorporation or organization                   Identification Number)

10440 Little Patuxent Parkway, Columbia, Maryland                  21044
    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (410) 730-9500

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

Storage USA, Inc., (the "Company") had, for the period January 1, 1997 through May 27,1997, consummated the acquisition of 31 self-storage facilities (the "Acquired Facilities") through SUSA Partnership, L.P. ("Partnership"), a limited partnership in which the Company is the general partner and owns approximately a 93% interest. The 31 facilities totaling approximately 1,675,000 square feet are located in 13 states and were purchased for approximately $70,293,000.

The Company managed, for a fee, the one facility acquired on May 15, 1996 (indicated with a *). This facility was acquired with cash and units of limited partnership interest in the Partnership ("Units"). The acquisition of the Acquired Facilities was funded by cash generated from operations, the issuance of Units, the issuance of approximately 2.5 million shares of common stock for approximately $90 million, the assumption of certain mortgages payable, and borrowings under the Company's lines of credit with The First National Bank of Chicago and First Tennessee Bank. Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all the Acquired Facilities for that purpose. The Company's management determined the contract price of each facility through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs, and other anticipated expenses.

After reasonable inquiry, the Company is not aware of any material factors relating to the properties that would cause the historical financial information provided in item 7 not to be necessarily indicative of future operating results for the applicable facilities.

The following provides certain additional information concerning the 31 facilities acquired:

LOCATION                               SELLER               DATE OF ACQUISITION

Acquired as of March 31:
------------------------
Oklahoma City, OK                 D.D.S.                        January 3, 1997
Vacaville, California             Potter-Taylor & Co.          January 28, 1997
Louisville, Kentucky              H. Wayne Smith               January 31, 1997
Broomfield, Colorado              Kohlbarg & Co.              February 12, 1997
Dallas, Texas                     Leon Backes                 February 19, 1997
Prospect Heights, IL              The Nagel Group Inc.           March 12, 1997
Cypress, CA                       Winton G. Kammis Trust         March 13, 1997
Hollywood, CA                     RPM Investments Inc.           March 18, 1997
Hollywood, CA             William V. Bromiley & John McDonald    March 18, 1997
Tucson, AZ                Southwest Mine Warehouse Self Storage  March 24, 1997
Long Beach, CA                    Roger Deyoung Construction Co. March 25, 1997

Acquired subsequent to March 31:
--------------------------------
Marion, Indiana                  Liberty Self Storage            April 17, 1997
Akron, OH                        Liberty Self Storage            April 17, 1997
Streetsboro, OH                  Liberty Self Storage            April 17, 1997
Franklin, OH                     Liberty Self Storage            April 17, 1997
Kent, OH                         Liberty Self Storage            April 17, 1997
East Lake, OH                    Liberty Self Storage            April 17, 1997
West Chester, PA                 Liberty Self Storage            April 17, 1997
Mentor, OH                       Liberty Self Storage            April 17, 1997
Riverside, CA                    Bancap Self Storge Group Inc.   April 25, 1997
Laurel, NJ*                      Pete Shannon                      May 15, 1997

LOCATION                               SELLER               DATE OF ACQUISITION

Memphis, TN                      Storage Trust Property L.P.       May 20, 1997
Memphis, TN                      Storage Trust Property L.P.       May 20, 1997
Memphis, TN                      Storage Trust Property L.P.       May 20, 1997
Memphis, TN                      Storage Trust Property L.P.       May 20, 1997
Memphis, TN                      Storage Trust Property L.P.       May 20, 1997
Memphis, TN                      Storage Trust Property L.P.       May 20, 1997
Memphis, TN                      Storage Trust Property L.P.       May 20, 1997
Tulsa, OK                        Storage Trust Property L.P.       May 20, 1997
Alvin, TX                        Don Johnson Co.                   May 27, 1997
Sarasota, FL                     Rodney Dessberg                   May 27, 1997


In addition, the Company has 21 facilities under contract (the "Acquisition Facilities") with anticipated closing dates ranging from May 30, 1997, to June 10, 1997. These facilities, containing approximately 1,574,000 square feet are located in three states and have an estimated cost of $82,625,000. The following provides certain additional information concerning the 21 pending acquisitions:



LOCATION                               SELLER                  ANTICIPATED DATE
                                                                 OF ACQUISITION
Pending Acquisitions:
---------------------
Orange, CA                       Bancap Self Storge Group Inc.      May 30, 1997
Anaheim, CA                      Bancap Self Storge Group Inc.      May 30, 1997
Santa Ana, CA                    Bancap Self Storge Group Inc.      May 30, 1997
Huntington Beach, CA             Bancap Self Storge Group Inc.      May 30, 1997
Huntington Beach, CA             Bancap Self Storge Group Inc.      May 30, 1997
Long Beach, CA                   Bancap Self Storge Group Inc.      May 30, 1997
Long Beach, CA                   Bancap Self Storge Group Inc.      May 30, 1997
El Segundo, CA                   Bancap Self Storge Group Inc.      May 30, 1997
Pico Rivera, CA                  Bancap Self Storge Group Inc.      May 30, 1997
Pico Rivera, CA                  Bancap Self Storge Group Inc.      May 30, 1997
Whittier, CA                     Bancap Self Storge Group Inc.      May 30, 1997
Whittier, CA                     Bancap Self Storge Group Inc.      May 30, 1997
Baldwin Park, CA                 Bancap Self Storge Group Inc.      May 30, 1997
Glendora, CA                     Bancap Self Storge Group Inc.      May 30, 1997
Pomona, CA                       Bancap Self Storge Group Inc.      May 30, 1997
Gardena, CA                      Bancap Self Storge Group Inc.      May 30, 1997
Torrance, CA                     Bancap Self Storge Group Inc.      May 30, 1997
Cathedral City, CA               Bancap Self Storge Group Inc.      May 30, 1997
Riverside, CA                    Bancap Self Storge Group Inc.      May 30, 1997
Louisville, KY                   Security Storage Center, LLC       June 9, 1997
Mahopac, NY                      Mahopac Self Storage              June 10, 1997

In addition the Company has acquired or has pending acquisitions for 7 other facilities that are not included in the Historical Summaries and are not deemed to be significant either individually or in the aggregate.

LOCATION                               SELLER               DATE OF ACQUISITION

Linden, Michigan                 Liberty Self Storage            April 17, 1997
Fayetteville, NC                 Liberty Self Storage            April 17, 1997
Fayetteville, NC                 Liberty Self Storage            April 17, 1997
Wilmington, NC                   Liberty Self Storage            April 17, 1997
Amherst, OH                      Liberty Self Storage            April 17, 1997
Palm Springs, CA                 Bancap Self Storge Group Inc.     May 30, 1997
Palm Springs, CA                 Bancap Self Storge Group Inc.     May 30, 1997
Pico Rivera, CA                  Bancap Self Storge Group Inc.     May 30, 1997


The following unaudited data related to the Acquired and Acquisition Facilities is derived from the Company's internal records as of the last day of the month following closing, or the most current information available:


                                      SQUARE           RENT PER          ECONOMIC         PHYSICAL
LOCATION                                FEET        SQUARE FOOT         OCCUPANCY        OCCUPANCY     TOTAL UNITS   CONTRACT PRICE
--------                                ----        -----------         ---------        ---------     -----------   --------------
Acquired as of March 31:
Oklahoma City, OK(1)                  74,000            $  4.80              86 %             96 %             561     $  2,660,000
Vacaville, CA(1)                      69,150            $  6.12              92 %             89 %             548     $  2,400,000
Louisville, KY(1)(3)                  60,950            $  6.54              92 %             80 %             511     $  2,450,000
Broomfield, CO(1)                     54,885            $  8.26              81 %             82 %             414     $  2,550,000
Dallas, TX(1)                         53,617            $ 10.82              86 %             90 %             529     $  3,300,000
Prospect Heights, IL(1)(3)            76,336            $  9.06              90 %             66 %             632     $  3,000,000
Cypress, CA(1)                        63,354            $  8.21              86 %             83 %             429     $  2,940,000
Hollywood, CA(1)                      48,768            $ 17.51              96 %             93 %             804     $  6,375,000
Hollywood, CA(1)                      33,336            $ 15.39              94 %             94 %             554     $  3,050,000
Tucson, AZ(1)                         54,100            $  8.08              97 %             90 %             663     $  2,300,000
Long Beach, CA(1)                     65,600            $  8.87              95 %             96 %             603     $  3,600,000
                                ----------------------------------------------------------------------------------------------------
                                     654,096            $  8.88              91 %             82 %           6,248     $ 34,625,000
Acquired subsequent to March 31:
Marion, IN(2)                         52,050            $  4.23              75 %             88 %             455     $    850,000
Akron, OH(2)                          65,950            $  5.76              63 %             64 %             563     $  2,000,000
Streetsboro, OH(2)                    63,885            $  6.32              68 %             72 %             513     $  2,300,000
Franklin, OH(2)                       29,300            $  5.34              96 %             98 %             248     $    853,500
Kent, OH(2)                           58,195            $  6.28              69 %             74 %             445     $  1,900,000
East Lake, OH(2)                      47,000            $  6.50              65 %             67 %             295     $  1,600,000
Mentor, OH(2)                         75,800            $  6.31              68 %             81 %             491     $  3,887,500
West Chester, PA(2)                   40,900            $  8.76              84 %             93 %             483     $  2,100,000
Riverside, CA(1)                      68,000            $  5.51              96 %             94 %             813     $  2,202,000
Laurel, NJ(1)                         46,340            $ 11.22              83 %             87 %             374     $  2,500,000
Memphis, TN(2)                        43,010            $  7.05              94 %             96 %             369     $  1,381,946
Memphis, TN(1)                        60,570            $  6.32              77 %             88 %             484     $  1,613,023
Memphis, TN(1)                        27,725            $  8.62              86 %             96 %             284     $    949,103
Memphis, TN(1)                        37,240            $  7.55              95 %             99 %             356     $  1,230,612

                                       4


                                      SQUARE           RENT PER          ECONOMIC         PHYSICAL
LOCATION                                FEET        SQUARE FOOT         OCCUPANCY        OCCUPANCY     TOTAL UNITS   CONTRACT PRICE
--------                                ----        -----------         ---------        ---------     -----------   --------------
Memphis, TN(1)                        36,820            $  6.57              77 %             83 %             361     $    972,397
Memphis, TN(1)                        39,790            $  8.28              88 %             93 %             366     $  1,441,245
Memphis, TN(2)                        39,454            $  6.83              82 %             84 %             344     $  1,177,882
Tulsa, OK(2)                          57,540            $  5.82              75 %             84 %             471     $  1,433,791
Alvin, TX(1)                          45,109            $  6.41              95 %             91 %             483     $  1,400,000
Sarasota, FL(1)(3)                    85,870            $  8.00              65 %              0 %             585     $  3,875,000
                                ----------------------------------------------------------------------------------------------------
                                   1,020,548            $  6.78              79 %             94 %           8,783     $ 35,667,999
                                ----------------------------------------------------------------------------------------------------
Total Acquired Facilities          1,674,644            $  7.60              84 %             94 %          15,031       70,292,999




                                      SQUARE           RENT PER          ECONOMIC         PHYSICAL
LOCATION                                FEET        SQUARE FOOT         OCCUPANCY        OCCUPANCY     TOTAL UNITS   CONTRACT PRICE
--------                                ----        -----------         ---------        ---------     -----------   --------------
Acquisition Facilities:
Orange, CA(1)                        117,714            $  9.46              90 %             90 %           1,230     $  3,825,000
Anaheim, CA(1)                        69,220            $  8.66              83 %             85 %             662     $  3,650,000
Santa Ana, CA(1)                      64,584            $  7.57              84 %             85 %             791     $  3,000,000
Huntington Beach, CA(1)               88,714            $ 10.80              88 %             90 %             835     $  6,500,000
Huntington Beach, CA(1)               86,557            $ 11.24              85 %             98 %              56     $  5,750,000
Long Beach, CA(1)                     80,223            $ 10.41              90 %             92 %           1,048     $  5,500,000
Long Beach, CA(1)                    125,146            $  9.87              91 %             91 %           1,463     $  7,500,000
El Segundo, CA(1)                     93,299            $ 13.72              84 %             85 %           1,094     $  7,650,000
Pico Rivera, CA(1)                    76,531            $  8.37              88 %             90 %             897     $  3,500,000
Pico Rivera, CA(2)                    60,605                N/A              90 %             85 %              27     $  2,000,000
Whittier, CA(1)                       58,992            $  8.91              83 %             85 %             744     $  3,750,000
Whittier, CA(1)                       12,180                N/A              83 %             85 %             N/A     $    850,000
Baldwin Park, CA(1)                   37,521            $  8.85              83 %             86 %             395     $  2,150,000
Glendora, CA(1)                       56,130            $  9.02              88 %             89 %             514     $  3,250,000
Pomona, CA(1)                         76,899            $  6.63              81 %             82 %             837     $  3,000,000
Gardena, CA(2)                        74,912            $  8.24              85 %             87 %             879     $  4,000,000
Torrance, CA(1)(3)                    65,000                N/A               N/A              N/A             700     $  1,750,000
Cathedral City, CA(1)                131,794            $  6.63              90 %             91 %           1,099     $  5,500,000
Riverside, CA(1)                      86,828            $  5.25              69 %             74 %             947     $  2,500,000
Louisville, KY(1)(3)                  57,246            $  6.99              85 %             85 %             459     $  2,300,000
Mahopac, NY(1)                        54,035            $ 14.62              94 %             96 %             631     $  4,700,000
                                ---------------------------------------------------------------------------------------------------
Total Acquisition Facilities       1,574,130            $  8.34              87 %             84 %          15,308     $ 82,625,000


(1) These facilities are included in the Group 1 Facilities Historical Summaries of Combined Gross Revenue and Direct Operating Expenses, which facilities financial information is audited for the year ended December 31, 1996.

(2) These facilities are included in the Group 2 Facilities Historical Summaries of Combined Gross Revenue and Direct Operating Expenses, which facilities financial information is unaudited for the year ended December 31, 1996.

(3) These facilities were developed properties that opened in 1996 or 1997.

In addition the Company has acquired or has pending acquisitions for 8 other facilities. Financial data other than that presented below is not available for these facilities, and accordingly no financial information for these facilities has been included in the Historical Summaries or Pro Forma Financial Statements. The Company believes that these facilities and the Group 2 Facilities are not material either individually or in the aggregate.



                        SQUARE           RENT PER          ECONOMIC         PHYSICAL
LOCATION                  FEET        SQUARE FOOT         OCCUPANCY        OCCUPANCY     TOTAL UNITS   CONTRACT PRICE
--------                  ----        -----------         ---------        ---------     -----------   --------------
Linden, MI              56,100            $  5.52              87 %             97 %           1,180     $  2,250,000
Fayetteville, NC       108,708            $  5.21              57 %             63 %             859     $  2,210,000
Fayetteville, NC        50,550            $  6.64              63 %             70 %             416     $  1,900,000
Wilmington, NC          53,775            $  6.54              81 %             85 %             451     $  2,300,000
Amherst, OH             69,910            $  5.69              63 %             70 %             438     $  1,450,000
Palm Springs, CA        62,052            $  6.26              54 %             57 %             658     $  2,000,000
Palm Springs, CA        60,000            $  4.94              72 %             72 %              64     $  1,750,000
Pico Rivera, CA          9,266                N/A              90 %             85 %             N/A     $  1,250,000
                       -------                                                                 -----     ------------
                       470,361                                                                 4,072     $ 15,110,000


ITEM 5:     OTHER INFORMATION

On May 21, 1997, the Company announced the hiring of Dennis A. Reeve as Chief Financial Officer. Mr. Reeve is a member of the Company's Board of Directors and most recently President of Sparks Capital Corporation. In addition, the Company announced the resignation of Thomas E. Robinson as President and Chief Financial Officer. A copy of the press release dated May 21, 1997, is attached hereto as exhibit 99.1.


ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS

(A)         FINANCIAL STATEMENTS APPLICABLE TO REAL ESTATE PROPERTIES ACQUIRED

            *    Report of Independent Accountants.

            * Group 1 Facilities Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for the year ended December 31, 1996 (Audited), and for the three months ended March 31, 1997 (Unaudited).

            * Notes to Group 1 Historical Summaries of Combined Gross Revenue and Direct Operating Expenses.

            * Group 2 Facilities Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for the year ended December 31, 1996 (Unaudited), and for the three months ended March 31, 1997 (Unaudited).

            * Notes to Group 2 Historical Summaries of Combined Gross Revenue and Direct Operating Expenses.


(B)         PRO FORMA FINANCIAL INFORMATION

            * Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 1997.

            * Unaudited Pro Forma Combined Condensed Statement of Operations for the three months ended March 31, 1997.

(B)         PRO FORMA FINANCIAL INFORMATION, continued

            * Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1996.

            * Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

(C)         EXHIBITS

            Exhibit    Description
            -------    -----------

            23.0       Consent of Independent Accountants.

            99.1       Press Release, dated May 21, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of
Storage USA, Inc.

                        We have audited the accompanying Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for certain self-storage facilities (the "Group 1 Facilities") described in Note 1 to the Historical Summaries for the year ended December 31, 1996. These Historical Summaries are the responsibility of the management of the Group 1 Facilities. Our responsibility is to express an opinion on these Historical Summaries based on our audits.

                        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

                        The accompanying Historical Summaries were prepared for the purposes of complying with the Rules and Regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Storage USA, Inc.) as described in Note 1 to the Historical Summaries, and are not intended to be a complete presentation of the Group 1 Facilities' revenues and expenses.

                        In our opinion, based on our audits, the Historical Summaries referred to above present fairly, in all material respects, the combined gross revenue and direct operating expenses described in Note 1 of the Group 1 Facilities for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                       COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
May 28, 1997

                               GROUP 1 FACILITIES

                     HISTORICAL SUMMARIES OF COMBINED GROSS
                     REVENUE AND DIRECT OPERATING EXPENSES
                             (amounts in thousands)

                                                 For the           For the
                                                year ended    three months ended
                                               December 31,        March 31,
                                                  1996              1997
                                               ------------    -----------------
                                                                  (unaudited)
                                                                   (note 2)
Gross Revenue:
     Rental revenue                               $16,664           $4,599
     Other revenue                                    313               76
                                               -----------       ----------

          Total gross revenue                      16,977            4,675
                                               -----------       ----------

Direct Operating Expenses:
     Property operations and maintenance            3,863              984
     Real estate taxes                              1,081              362
                                               -----------       ----------

          Total direct operating expenses           4,944            1,346
                                               -----------       ----------

Revenue in excess of direct operating expenses    $12,033           $3,329
                                               ===========       ==========

                            See accompanying notes.

                          NOTES TO GROUP 1 HISTORICAL
                             SUMMARIES OF COMBINED
                            GROSS REVENUE AND DIRECT
                               OPERATING EXPENSES
                             (amounts in thousands)

1.  BASIS OF PRESENTATION

The Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") relate to the operation of the following self-storage facilities ("Group 1 Facilities") which have been acquired or are under contract to be acquired by the Partnership.

                   Group 1 Facilities- Locations

Oklahoma City, OK           Riverside, CA       Santa Ana, CA
Vacaville, California       Laurel, NJ*         Huntington Beach, CA
Louisville, Kentucky        Memphis, TN         Huntington Beach, CA
Broomfield, Colorado        Memphis, TN         Long Beach, CA
Dallas, Texas               Memphis, TN         Long Beach, CA
Prospect Heights, IL        Memphis, TN         El Segundo, CA
Cypress, CA                 Memphis, TN         Whittier, CA
Hollywood, CA               Alvin, TX           Whittier, CA
Hollywood, CA               Sarasota, FL        Baldwin Park, CA
Tucson, AZ                  Orange, CA          Glendora, CA
Long Beach, CA              Anaheim, CA         Pomona, CA
Torrance, CA                Riverside, CA       Mahopac, NY
Cathedral City, CA          Louisville, KY      Pico Rivera, CA


          * - The Company managed this facility prior to the purchase.

            The Historical Summaries for the Group 1 Facilities with a total acquisition cost of $128,833 have been prepared pursuant to the Rules and Regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Group 1 Facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, professional fees and other indirect costs not directly related to the future operations of the Group 1 Facilities. Rental Income is recognized when due from occupants. Expenses are recognized on the accrual basis.

2.  INTERIM PERIODS

            The unaudited interim Historical Summaries have been prepared on a basis consistent with the audited Historical Summaries. In the opinion of management, all adjustments considered necessary for a fair presentation are of a normal recurring nature and have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of future operating results.

                               GROUP 2 FACILITIES

                UNAUDITED HISTORICAL SUMMARIES OF COMBINED GROSS
                     REVENUE AND DIRECT OPERATING EXPENSES
                             (amounts in thousands)

                                                   For the         For the
                                                 year ended   three months ended
                                                December 31,       March 31,
                                                    1996            1997
                                                ------------  ------------------
                                                                 (See Note 2)

Gross Revenue:
     Rental revenue                                  $3,306           $839
     Other revenue                                       95             31
                                                ------------      ---------

          Total gross revenue                         3,401            870
                                                ------------      ---------

Direct Operating Expenses:
     Property operations and maintenance              1,061            205
     Real estate taxes                                  291             90
                                                ------------      ---------

          Total direct operating expenses             1,352            295
                                                ------------      ---------

Revenue in excess of direct operating expenses       $2,049           $575
                                                ============      =========

                            See accompanying notes.

                          NOTES TO GROUP 2 HISTORICAL
                             SUMMARIES OF COMBINED
                            GROSS REVENUE AND DIRECT
                               OPERATING EXPENSES
                             (amounts in thousands)


1.  BASIS OF PRESENTATION

The Unaudited Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") relate to the operation of the following self-storage facilities ("Group 2 Facilities") which have been acquired or are pending acquisitions by the Partnership.

                       Group 2 Facilities - Locations

Marion, IN                    East Lake, OH                 Memphis, TN
Akron, OH                     Mentor, OH                    Tulsa, OK
Streetsboro, OH               West Chester, PA              Pico Rivera, CA
Franklin, OH                  Mentor, OH                    Gardena, CA
Kent, Ohio                    Memphis, TN


The Group 2 Facilities, with a total acquisition cost of $25,875 are unaudited as a result of the Partnership's inability to access underlying accounting data. The Historical Summaries have been prepared pursuant to the Rules and Regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Group 2 Facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, professional fees and other indirect costs not directly related to the future operations of the Group 2 Facilities. Rental Income is recognized when due from occupants. Expenses are recognized on the accrual basis.

2.  INTERIM PERIODS

The unaudited interim Historical Summaries have been prepared on a basis consistent with the unaudited annual Historical Summaries. In the opinion of management, all adjustments considered necessary for a fair presentation are of a normal recurring nature and have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of future operating results.

                               STORAGE USA, INC.

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 1997, and the unaudited Pro Forma Combined Condensed Statements of Operations for the three months ended March 31, 1997, and for the year ended December 31, 1996 have been prepared to reflect the acquisition of the Group 1 and the Group 2 Facilities as if the Group 1 and the Group 2 Facilities and other previously reported transactions had been consummated at the beginning of the respective periods shown. The Pro Forma Combined Condensed Financial Information is based on the historical financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and the pro forma financial information set forth in the footnotes to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and should be read in conjunction with those financial statements and the notes thereto. The Pro Forma Combined Condensed Balance Sheet was prepared as if the Group 1 and the Group 2 Facilities were purchased on March 31, 1997. The Pro Forma Combined Condensed Statements of Operations were prepared as if the Group 1 and the Group 2 Facilities were purchased at the beginning of the respective periods reflected thereon. The Combined Condensed Pro Forma Financial Information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                               STORAGE USA, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              as of March 31, 1997
                                  (Unaudited)
                             (amounts in thousands)


                                              Historical      Group 1 and                      Pro Forma
                                                Storage         Group 2        Pro Forma        Storage
                                               USA, Inc.      Facilities      Adjustments       USA, Inc.
                                              -----------    ------------     -----------      ----------
Assets:
     Investment in storage facilities, net      $868,173      $154,708          ($34,855) (a)    $988,026
     Cash and equivalents                          9,569                                            9,569
     Other assets                                 15,264                                           15,264
                                              -----------    ----------       -----------      ----------

          Total assets                          $893,006      $154,708          ($34,855)      $1,012,859
                                              ===========    ==========       ===========      ==========

Liabilities and Shareholders' Equity
     Line of credit borrowings                         0       137,063           (34,855) (a)     102,208
     Mortgage notes payable                       40,179                                           40,179
     Notes payable                               100,000                                          100,000
     Accounts payable and accrued expenses         8,734                                            8,734
     Rents received in advance                     5,939                                            5,939
     Dividend payable                             16,322                                           16,322
     Minority interest                            59,457        17,645                             77,102
                                              -----------    ----------       -----------      ----------

          Total liabilities                     $230,631      $154,708          ($34,855)        $350,484
                                              -----------    ----------       -----------      ----------

Shareholders' Equity
     Common stock                                    272                                              272
     Paid-in capital                             701,315                                          701,315
     Notes receivable - officers                 (10,216)                                         (10,216)
     Accumulated deficit                         (15,831)                                         (15,831)
     Distributions in excess of net income       (13,165)                                         (13,165)
                                              -----------    ----------       -----------      ----------

          Total shareholders' equity             662,375                                          662,375
                                                                     -                 -
                                              -----------    ----------       -----------      ----------

          Total liabilities and shareholders'
            equity                              $893,006      $154,708          ($34,855)      $1,012,859
                                              ===========    ==========       ===========      ==========

                            See accompanying notes.

                               STORAGE USA, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   For the three months ended March 31, 1997
                                  (Unaudited)
                       (thousands, except per share data)



                                      Historical                                               Pro Forma
                                        Storage      Group 1       Group 2     Pro Forma        Storage
                                       USA, Inc.    Facilities    Facilities  Adjustments       USA, Inc.
                                     ------------   -----------  -----------  -----------      ----------
Property Revenues:
Rental income                            $33,476      $4,599         $839       ($586) (b)        $38,328
Management income                              -                                                        0
Other income                                 441          76           31         (10) (c)            538
                                     ------------   ---------    ---------    ---------        ----------

     Total revenues                       33,917       4,675          870        (596)             38,866
                                     ------------   ---------    ---------    ---------        ----------

Property Expenses:
Cost of property operations
     and maintenance                       8,422         984          205         (92) (d)          9,519
Taxes                                      2,972         362           90         (34) (e)          3,390
General & administrative                   1,267                                  185 (f)           1,452
Depreciation & amortization                4,174                                  694 (g)           4,868
                                     ------------   ---------    ---------    ---------        ----------

     Total expenses                       16,835       1,346          295         753              19,229
                                     ------------   ---------    ---------    ---------        ----------

     Income from property operations      17,082       3,329          575      (1,349)             19,637

Other Income (expenses):
   Interest expense                       (3,269)                                (711) (h)         (3,980)
   Interest income                           237                                                      237
                                     ------------   ---------    ---------    ---------        ----------

Income before minority interest           14,050       3,329          575      (2,060)             15,894

Minority interest                         (1,065)                                (214) (i)         (1,279)
                                     ------------   ---------    ---------    ---------        ----------

   Net income                            $12,985      $3,329         $575     ($2,274)            $14,615
                                     ============   =========    =========    =========        ==========

   Net income per share                    $0.52                                                    $0.54
                                     ============                                              ==========

   Weighted average shares
       outstanding                        25,040                                                   27,205
                                     ============                                              ==========


                            See accompanying notes.

                               STORAGE USA, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1996
                                  (Unaudited)
                       (thousands, except per share data)

                                       Initial
                                       Pro Forma                                              Pro Forma
                                       Storage      Group 1      Group 2      Pro Forma       Storage
                                       USA, Inc.   Facilities   Facilities   Adjustments      USA, Inc.
                                       ---------   ----------   ----------   -----------      ---------
Property Revenues:
Rental income                          $130,839      $16,664        $3,306                     $150,809
Management income                           485                                     (27) (j)        458
Other income                              1,715          313            95                        2,123
                                       ---------   ----------   -----------  -----------      ---------

     Total revenues                     133,039       16,977         3,401          (27)        153,390
                                       ---------   ----------   -----------  -----------      ---------

Property Expenses:
Cost of property operations
     and maintenance                     33,530        3,863         1,061                       38,454
Taxes                                    10,827        1,081           291                       12,199
General & administrative                  4,722                                     722 (k)       5,444
Depreciation & amortization              16,097                                   2,823 (l)      18,920
                                       ---------   ----------   -----------  -----------      ---------

     Total expenses                      65,176        4,944         1,352        3,545          75,017
                                       ---------   ----------   -----------  -----------      ---------

     Income from property operations     67,863       12,033         2,049       (3,572)         78,373

Other Income (expenses):
   Interest expense                     (12,885)                                 (3,305) (m)    (16,190)
   Interest income                          687                                                     687
                                       ---------   ----------   -----------  -----------      ---------

Income before gain and minority interest 55,665       12,033         2,049       (6,877)         62,870

Gain on investment                          288                                                     288
                                       ---------   ----------   -----------  -----------      ---------

Income before minority interest          55,953       12,033         2,049       (6,877)         63,158

Minority interest                        (3,870)                                 (1,212) (n)     (5,082)
                                       ---------   ----------   -----------  -----------      ---------

   Net income                           $52,083      $12,033        $2,049      ($8,089)        $58,076
                                       =========   ==========   ===========  ===========      =========

   Net income per share                   $2.11                                                   $2.13
                                       =========                                              =========

   Weighted average shares outstanding   24,723                                                  27,205
                                       =========                                              =========

                            See accompanying notes.

                          NOTES TO PRO FORMA COMBINED
                     CONDENSED FINANCIAL STATEMENTS (DOLLAR
                          AMOUNTS IN THOUSANDS, EXCEPT
                      SHARE/UNIT AND PER SHARE/UNIT DATA)
                                  (UNAUDITED)



1.        STORAGE USA, INC.

            The historical financial information of Storage USA, Inc. (the "Company") includes SUSA Partnership, LP (the "Operating Partnership"), Storage USA, Trust (the "Trust") and SUSA Management, Inc. ("SUSA Management").


2.        GROUP 1 AND GROUP 2 FACILITIES- BALANCE SHEET

Amounts reflect the acquisition of 31 facilities acquired from January 1, 1997 to May 27, 1997 and 21 facilities with closing dates ranging from May 30, 1997 to June 10, 1997 for a price of $154,708. The total acquisition price includes the purchase price of the facilities ($152,918) plus the Company's estimated average cost of $30 per property for capital improvements ($1,560) and other closing costs ($230). The total acquisition price was or will be funded with borrowings under the Company's lines of credit, the issuance of approximately
2.5 million shares of common stock for approximately $90 million, ("1997 Common Stock Offering"), the issuance of approximately 41,000 units of limited partnership interest in the Operating Partnership ("Units") issued at $36.75 and the issuance of approximately 436,000 Units at the then current market price on the date of closing.


3.          STORAGE USA, INC. - INITIAL PRO FORMA STATEMENT OF OPERATIONS

The Initial Pro Forma Statement of Operations for the year ended December 31, 1996 is presented as if (a) the acquisition during 1996 of 82 facilities totaling 5.4 million square feet for a cost of approximately $304,000 and (b) the issuance of 7,029,000 shares of common stock for net proceeds of approximately $220,528 had occurred on January 1, 1996.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

4. PRO FORMA ADJUSTMENTS - COMBINED CONDENSED BALANCE SHEET Pro Forma Adjustments are as follows:


                                                                                               AS OF
                                                                                               MARCH 31, 1997
                                                                                               --------------
(a)         To reflect the facilities acquired from January 1 to March 31, 1997, which facilities are included in the Historical Storage USA, Inc.
            balances as of March 31, 1997.                                                     $ (34,855)



PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS
                                                                                               THREE  MONTHS ENDED
                                                                                               MARCH 31, 1997
                                                                                               -------------------
(b)         To reduce rental income for the 11 properties acquired during the first three months of 1997 from the date acquired to March 31,
            1997.                                                                              $    (586)

(c)         To reduce management income for the one managed property
            acquired on May 15, 1997, based on actual management fees
            earned by the company during the first quarter of 1997.                            $      (7)
            To reduce other income for the 11 properties acquired during the first three months of 1997 from the date acquired to  March 31,
            1997.                                                                              $      (3)
                                                                                                      ---
            Pro forma adjustment                                                               $     (10)

(d)         To reduce cost of property operations and maintenance for the 11 properties acquired during the first three months of 1997 from the
            date acquired to  March 31, 1997.                                                  $     (92)

(e)         To reduce taxes for the 11 properties acquired during the first three months of 1997 from the date acquired to March 31,
            1997.                                                                              $     (34)

(f)         To reflect an estimated increase in general and administrative expense
            based on results subsequent to acquisition.                                        $     185



                                       19

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.          PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED


                                                                                               THREE MONTHS ENDED
                                                                                               MARCH 31, 1997
                                                                                               ------------------
(g)         To record depreciation for the Group 1 and Group 2 Facilities from January 1, 1997 (or date acquired) to March 31, 1997, based on approximately $112,935 of the purchase price being allocated to
            depreciable assets, based on a 40 year life.                                       $     706
            Less: Depreciation recorded from acquisition date to March 31, 1997                $     (12)
                                                                                                    ----
            Pro forma adjustment                                                               $     694

(h)         To reflect interest expense on bank debt utilized to fund the purchase of the Acquisitions, based on $50,214 of net additional bank borrowings
            at 6.96%.                                                                          $     923
            Less:  Interest savings as a result of the pro forma effect of assuming
            the 1997 Common Stock Offering occurred on January 1, 1997.                        $     212
                                                                                                     ---
            Pro forma adjustment                                                               $    (711)

(i)    To reflect minority interest expense on the Group 1 Facilities, Group 2
             Facilities, and the pro forma adjustments.                                        $    (214)



                                                                                               YEAR ENDED
                                                                                               DECEMBER 31, 1996
                                                                                               -----------------
(j)         To reduce management income for the one managed property
            acquired on May 15, 1997, based on actual management fees
            earned by the company during fiscal year 1996.                                     $     (27)

(k)         To reflect an estimated increase in general and administrative expense
            based on results subsequent to acquisition.                                        $     722

(l)         To record depreciation for the Group 1  and the Group 2
            Facilities from January 1, 1996 to December 31, 1996,
            based on approximately $110,869 of the purchase price being
            allocated to depreciable assets, based on a 40 year life.                          $   2,823

(m)         To reflect interest expense on bank debt utilized to fund the purchase of the Acquired Facilities, based on $50,214 of net additional bank
            borrowings at 6.99%.                                                               $  (3,305)

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.          PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED


                                                                                               YEAR ENDED
                                                                                               DECEMBER 31, 1996
                                                                                               -----------------
(n)    To reflect minority interest expense on the Group 1 Facilities, the
       Group 2 Facilities, and the pro forma adjustments.                                      $  (1,212)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  DATED:  May 28, 1997

                                  STORAGE USA, INC.

                                  By: /s/ Thomas E. Robinson
                                  ---------------------------------
                                  Thomas E. Robinson
                                  President and
                                  Chief Financial Officer